Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE
CONTACT:    Joe Dorame, Joe Diaz & Robert Blum
            Lytham Partners, LLC
        602-889-9700

InfuSystem Announces Distribution Agreement with Genadyne for Negative Pressure Wound Therapy Systems

Rochester Hills, Michigan, April 25, 2023 - InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, announced today a national distribution agreement with Genadyne Biotechnologies Inc. for its negative pressure wound therapy (“NPWT”) systems and supplies. InfuSystem will offer Genadyne’s complete line of wound care products, including its most advanced XLR8 Plus NPWT Pump, which delivers advanced variable pressure capabilities with a gradual wave, in conjunction with Genadyne’s proprietary XLR8 Dressing Kit with Silver, an antimicrobial contact layer to protect the wound.

Richard DiIorio, Chief Executive Officer of InfuSystem, said, “We are pleased to partner with Genadyne in providing our customers with access to their advanced negative pressure wound therapy systems and supplies. These products are manufactured in the U.S. This agreement represents a second NPWT device offering that will help to mitigate supply chain issues and provide our customers with multiple options. Our goal through our SI Wound Care partnership is to provide our patients and partners with a seamless offering of unique wound care products to promote healing, improve patient outcomes, and lower the cost of care. We look forward to a long and mutually beneficial relationship.”

About Genadyne Biotechnologies

At Genadyne, we are focused on creating state-of-the-art products for advanced wound healing — medical devices and products that help clinicians provide better care outcomes, speed patients’ healing time, and ultimately improve quality of life. Genadyne specializes in Negative Pressure Wound Therapy (NPWT) systems and advanced wound dressings that decrease the risk of pressure ulcer development. Through continuous research and development, Genadyne has been able to provide a new dimension to wound care and has been able to create some of the most advanced, cost-effective products for the healthcare community. Headquartered in New York, Genadyne sells its wound care products worldwide in over 55 countries. All Genadyne products are manufactured and assembled in multiple manufacturing plants in the U.S., which allows for meticulous product monitoring and the highest quality assurance in manufacturing.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, Wound Therapy and Lymphedema businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payer clients. The DME Services segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services and repair. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, our share repurchase program and capital allocation strategy, business plans, growth initiatives, objectives and prospects, future operating or financial performance, guidance and expected new business relationships and the terms thereof. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our ability to successfully execute on our growth initiatives, our ability to enter into definitive agreements for new business relationships on expected terms or at all, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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